EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
        (SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF TITLE 18,
                               UNITED STATES CODE)

      Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Electronic Game Card, Inc., a Nevada corporation (the "Company"), do hereby certify with respect to the Annual Report of the Company on Form 10-KSB/A for the fiscal year ended December 31, 2004, as filed with the Securities & Exchange Commission (the "10-KSB/A Report") that:

      (1) the 10-KSB/A Report fully complies with the requirements of sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and,

      (2) the information contained in the 10-KSB/A Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

      A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


Dated: April 14, 2006                  BY: /S/ LINDEN J. BOYNE
                                           -------------------------------------
                                           LINDEN J. BOYNE,
                                           Chief Financial Officer
                                           (Principal Accounting Officer),
                                           Secretary and Director


A signed original of these written statements required by Sections 302 and 906 have been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.